                                     LEASE

                 This Lease is made as of May 27, 1994, between PACIFIC MUTUAL LIFE INSURANCE COMPANY, a California Corporation, ("Landlord"), and WILD OATS MARKETS, INC., a Delaware corporation ("Tenant").

                                   ARTICLE I

                                  DEFINITIONS

                 The following terms have the following definitions:

                 1.1 "Commencement Date." If the Commencement Date is known upon the execution hereof and agreed between the parties, such date shall be inserted in this blank: ___________________, 1994, and upon the occurrence of the Commencement Date, the Term hereof shall commence. All lease expirations, renewal dates, and any other provisions hereof relating to the Commencement Date of this Lease shall be determined by reference to the Commencement Date as herein defined. Landlord and Tenant acknowledge that the Premises is presently leased to Super Valu Stores, pursuant to that certain Lease dated July 13, 1989 (the "Existing Lease"). The Existing Lease has been assigned to Metro Market, Inc. (the "Assignee"), and the Assignee subleased the Premises to Tenant. Therefore, it shall be a condition precedent to the effectiveness of this Lease that the Existing Lease be terminated pursuant to an agreement acceptable to Landlord in its sole and absolute discretion. In the event the Existing Lease is not terminated pursuant to an agreement acceptable to Landlord in its sole and absolute discretion on or before June 1, 1994, this lease shall terminate and shall be of no further force or effect and the parties hereto shall have no further liability to one another. Since Tenant is currently in possession of the Premises, Tenant agrees to take the Premises pursuant to this Lease in its current "As-Is" condition.

                 1.2      Intentionally Omitted.

                 1.3 "Common Area" means all of the Shopping Center except the buildings and all improvements on the buildings. "Common Areas" also does not include canopies of buildings, areas for truck parking and unloading or trash storage and their supports and appurtenances that extend from a building into Common Area which are designated for the exclusive use of one tenant.

                 1.4 "Common Expenses" means costs related to the Common Area, as provided in Article X.

                 1.5 "Market" means the supermarket building (including its heating, ventilating, air conditioning, electrical and plumbing installations) of approximately 27,000 square feet of ground floor area (plus loading dock area) and its canopies, adjacent areas for truck parking and truck loading dock area and trash storage, and other purposes and their supports and appurtenances that extend from the Market into the Common Area, in and adjacent to the area designated as "Market" on the Site Plan. The Market is located at 6300-A San Mateo, N.E. in Landlord's Far North Shopping Center in Albuquerque, New Mexico.





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                 1.6      "Premises" means the Market and all rights provided
for herein to the Common Area in common with the rights of Landlord and other Shopping Center occupants.

                 1.7 "Shopping Center" means the buildings, improvements and operations on and including Landlord's real property located at the Northeast corner of the intersection of San Mateo Boulevard N.E. and Academy Road N.E. in Albuquerque, New Mexico. The Shopping Center is sometimes hereinafter referred to and shall be named Far North Shopping Center unless changed by Landlord.

                 1.8 "Site Plan" means the Site Plan attached hereto as Exhibit "A", which shows the configuration of the Shopping Center.

                 1.9 "Term" means the period beginning with the Commencement Date, and ending on the earlier of the day this Lease expires or the day this Lease is terminated, as provided herein. The Term will include the period of the optional extension periods, if any, exercised by Tenant pursuant to the terms of this Lease.



                                   ARTICLE II

                             PRELIMINARY AGREEMENTS

                 2.1 Grant of Leasehold. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term and upon the covenants and conditions set forth in this Lease.

                 2.2 No Recordation of Lease. This Lease shall not be recorded, except that if either party requests the other party to do so, the parties shall execute a memorandum of lease in recordable form in the form attached hereto as Exhibit "B". In the event that this Lease, or a memorandum thereof is recorded, Tenant shall execute and deliver to Landlord on the expiration or termination of this lease, immediately on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

                 2.3 Sign Criteria. Landlord has established the criteria for signage set forth in Exhibit "C" to the Lease to assure maximum tenant identification and overall harmony of design for the Shopping Center. Conformance to the criteria will be reasonably but strictly enforced and any nonconforming or unapproved sign of Tenant will be brought into conformance by Tenant at Tenant's expense promptly after written notice thereof. A detailed drawing (by a sign fabricator) of any proposed sign (other than temporary, promotional signs) must be submitted to owner for written approval prior to the manufacture of such sign, which approval shall not be unreasonably withhold or delayed provided that same satisfies the applicable criteria specified herein.

                          Tenant will pay for all of Tenant's signs, including
installation and maintenance thereof, and will also be responsible for obtaining all necessary permits and approval. Landlord hereby acknowledges its approval of all standard Wild Oats signage used by Wild Oats Markets, Inc. as of the date of this Lease.

                          Notwithstanding the foregoing, Tenant may, without
Landlord's prior consent, affix temporary, promotional signs to the Market, provided that such signs are of equivalent quality as signs used in similar first class shopping centers, do not penetrate brick or other building materials, and do not damage the





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Market.  Should any such signs not satisfy such criteria (in Landlord's reasonable judgment), Tenant will remove such signs upon five (5) days written notice from Landlord.

                 2.4      Intentionally Omitted.

                 2.5      Intentionally Omitted.


                                  ARTICLE III

                            TERM; OPTIONS TO EXTEND

                 3.1 Term. The Term shall commence as of the Commencement Date, and end on the date ten (10) years after the commencement Date, unless the Commencement Date is other than the first day of a calendar month, in which event the Term shall end ten (10) years after the first day of the calendar month following the month in which the Commencement Date occurs. When the Commencement Date is determined, the parties hereto shall execute an agreement confirming the commencement date and the expiration date of such ten (10) years.

                 3.2 Options. Landlord hereby grants to Tenant three (3) options to extend the Term for a period of five (5) years each, commencing upon the expiration of the original Term, and upon the expiration of each five (5) year option term, if the prior option has been exercised up to the maximum stated above. Tenant shall exercise its option(s) to extend by notifying Landlord (in writing) of its intent to extend the Lease term at least one hundred eighty (180) days in advance of the date each option period is to commence.

                          If Tenant has not exercised the respective option as
specified hereinabove, then Tenant shall lose such option to extend the Lease term, and in such event, this Lease shall expire at the end of the original term or the last option term exercised, and Tenant shall thereafter have no further rights with respect to this Lease or the Premises. Tenant acknowledges that, other than as set forth in this Section 3.2, it has no options to extend the term of this Lease.

                          If the Tenant exercises any such option, the term of
this Lease shall be automatically extended for the period of such additional term without necessity for the execution of any instrument to effect the same, and in such event "Term" as used in this Lease shall include such additional term(s).

                          The option term shall be governed by all of the
provisions of this Lease applicable to the initial term, except that the minimum rent for the renewal term shall be as follows:

                          First option term (years 11-15):  $121,500.00 per
year;

                          Second option term (years 16-20):  $135,000.00 per
year; and

                          Third option term (years 21-25):  $150,000.00 per
year.

                 3.3 Holding Over; Removal of Fixtures; Surrender. If Tenant remains in possession of the Premises after the expiration of the Term without a new lease, and if rent is paid by Tenant and accepted by landlord (therefor), a month to month tenancy shall be created, which tenancy will automatically renew every month and be





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on the same terms and conditions as this Lease.  Such tenancy may be terminated by either party by giving to the other at least thirty (30) days, prior notice of termination.

                          Upon the expiration or earlier termination of the
Term, Tenant shall cease doing business, and Tenant shall have thirty (30) days during which Tenant may remove all trade fixtures, equipment, signs and personal property from the Premises (and Tenant shall repair any damage caused by such removal within said thirty (30) days) and surrender the Premises to Landlord in the condition the Premises are required to be maintained during the Term pursuant to the Lease, broom-clean, reasonable wear and tear expected (subject to Article XIII) except as otherwise provided herein. Tenant shall surrender all keys to Landlord and shall inform Landlord of all combinations of locks, safes and vaults, if any, remaining on the Premises.



                                   ARTICLE IV

                                      RENT

                 4.1 Minimum Rent. Tenant shall, commencing on the Commencement Date and thereafter during the ten (10) year initial Term, (a) pay Minimum Rent to Landlord for the first full sixty (60) calendar months of the Term the amount of Ninety-Four Thousand Five Hundred Dollars ($94,500.00) per year, payable in advance on or before the first day of each month, in monthly installments of Seven Thousand Eight Hundred Seventy-Five Dollars ($7,875.00), and (b) pay Minimum Rent to Landlord for the second sixty (60) calendar months of the Term the amount of One Hundred Eight Thousand Dollars ($108,000.00) per year, payable in advance on or before the first day of each month, in monthly installments of Nine Thousand Dollars ($9,000.00). If the Commencement Date shall occur other than on the first or the last day of a calendar month, Minimum Rent for such partial month shall be prorated on a daily basis, and for the first partial month, shall be paid with the rent due for the next succeeding full month.

                 4.2 Percentage Rent. In addition to the payment of the Minimum Rent as hereinbefore provided, Tenant shall pay annual Percentage Rent to Landlord in the manner and upon the conditions and at the times hereinafter set forth, during the Term hereof, in a sum equivalent to the amount, if any, by which one and one quarter percent (1.25%) of all annual Gross Sales (as defined hereinafter) exceeds annual Minimum Rent. In no event, however, shall the Percentage Rent payable during the first five (5) years of the original Term in any one Lease year exceed twenty-five percentage (25%) of the Minimum Rent for that Lease year. The Percentage Rent payable in any one Lease year for each year of the Term following the fifth (5th) year of the Term shall not exceed thirty-five (35%) of the Minimum Rent payable per Lease Year in each Lease year. (The limit on Percentage Rent for each respective Lease year of the term shall be based on the Minimum Rent for that particular Lease year.)

                          (a)  Tenant shall, within ninety (90) days after the
end of each Lease Year, submit to Landlord a statement showing the Gross Sales made from the Market during such Lease Year and the Percentage Rent due from Tenant to Landlord for such Lease Year, and Tenant shall pay to Landlord the amount owed to Landlord as Percentage Rent for such Lease Year within said ninety (90) days.





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                 4.3      Lease Year.  "Lease Year" means, except as otherwise
provided, a period of twelve (12) months. The first Lease Year shall commence on the Commencement Date and each Lease Year after the first shall commence at the end of the preceding Lease Year. However, in the event the Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall be the period commencing on the first day of the Term and continuing until twelve (12) months after the first day of the month next succeeding the month in which the Term commences. The last Lease Year shall be the period not longer than twelve (12) months from the end of the preceding Lease Year until the end of the Term.

                 4.4 Gross Sales. "Gross Sales" means the aggregate amount of the prices of all business conducted upon or from the Premises, including but not limited to all goods, wares and merchandise sold and services rendered in or from the Premises by Tenant, its subtenants, licensees and concessionaires, and whether such sales of goods, services, etc. be evidenced by check, credit, charge account, exchange or otherwise, and shall further include, but not be limited to, the amount of all orders taken or received at the Premises, whether such orders be filled from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices on the Premises. Each sale upon installment or credit shall be treated as a sale for the full price at the time such sale is made. If any one or more departments or other divisions of Tenant's business shall be sublet by Tenant or conducted by any person, firm or corporation other than Tenant, then there shall be included in Gross Sales for the purpose of fixing the Percentage Rent payable hereunder all the Gross Sales of such departments or divisions, in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant's business had been conducted by Tenant itself. Gross Sales shall not include uncollected bad debts/bad checks, sales of merchandise for which cash has been refunded or allowances made on merchandise claimed to be defective or unsatisfactory, provided such sales shall have been included in Gross Sales from or upon the Premises; and Gross Sales shall also not include the following:

                 (a) The sales price of merchandise returned by customers for refund or exchange;

                 (b) The amount of any discount allowed to employees which shall not in the aggregate exceed two percent (2%) of the Gross Sales per annum;

                 (c) The amount of the cost of merchandise or other things of value transferred to customers either in redemption of trading stamps, in exchange for a coupon or other evidence of a right to free or reduced-cost merchandise, or as a premium in connection with a sales promotion program, provided that any amounts received from the customer or the manufacturer or distributor of merchandise in connection with such a transaction shall be included in Gross Sales.

                          Tenant may also exclude from Gross Sales any receipts
or credits received from the following transactions:

                          (1)     Merchandise which has not been sold, but
which is returned to suppliers, shippers or manufacturers or transferred from the Market to another store or warehouse;





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                          (2)     The amount of any federal, state or local tax
in respect of any product sold, provided such taxes are added to the selling price thereof, and collected from customers;

                          (3)     Charges for the cashing of checks or the
paying of utility bills or like services rendered for the convenience of customers;

                          (4)     Sums or credits received in settlement or
payment of claims against others for loss of or damage to merchandise;

                          (5)     Refundable deposits made by customers upon
returnable containers;

                          (6)     Delivery charges, sale of gift boxes, gift
wrapping and similar items of service which are not merchandise or services sold for profit;

                          (7)     Sale of banana boxes, merchandise crates and
containers, and waste suet, bones, fat, meat scraps and meat and produce offal and other similar merchandise, where such sales are made to commercial users, as distinguished from retail customers;

                          (8)     Sale of trade fixtures or equipment located
in the market sold out of the ordinary course of business.

                 4.5      Books and Records; Inspection and Audit.

                          (a)     For the purpose of ascertaining the amount
payable as percentage rent, Tenant agrees to prepare and keep at Tenant's principal office for a period of two (2) years following the end of each Lease Year, adequate records which shall show inventories and receipts of merchandise at the Premises, and daily receipts from all sales and other transactions on the Premises by Tenant and any other persons conducting any business upon the Premises. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether for cash or credit, in cash registers, having a cumulative total which shall be sealed in a manner approved by Landlord.

                          (b)     The aforementioned statements described in
this Article IV, shall be:

(i) Certified to be correct by an individual authorized to make such representations on Tenant's behalf; and (ii) accurante in such form and style and shall contain such details sufficient to support the calculation.

                          (c)     The acceptance by Landlord of payments of
Percentage Rent shall be without prejudice to Landlord's right to an examination of the Tenant's books and records of its Gross Sales and inventories of merchandise in the Premises in order to verify the amount of gross receipts received by Tenant in and from the Premises. At its option, Landlord may cause, upon thirty (30) days prior written notice, at any reasonable time during normal business hours, a complete audit to be made of Tenant's entire business affairs and records relating to its operations at the Premises for the period covered by any statement issued by Tenant pursuant to this Section 4.5 provided, however, that Landlord shall have the right to conduct only one (1) audit in any twelve (12) month period. In connection with any such audit, Tenant shall make available to Landlord at Tenant's corporate headquarters offices all books and records pertaining to Tenant's operations at the Premises for the period covered by the audit, and Landlord shall have the right at Landlord's sole cost and expense (subject to Landlord's conditional right to





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reimbursement as specified herein) to make copies of any relevant records, receipts, documents, etc. at the time of such audit. If an audit by an independent Certified Public Accountant discloses that Tenant has paid an incorrect amount of Percentage Rent for the period covered by such inspection, the difference between the correct amount and the actual amount of Percentage Rent theretofore paid by Tenant shall be paid immediately by Tenant to Landlord or by Landlord to Tenant, as the case may be. Any such payment made by Tenant to Landlord shall be with interest thereon as provided in Section 4.6. Notwithstanding the foregoing, each party shall have the right to challenge the results of such audit in an appropriate judicial proceeding. If the deficiency is four (4) percent or more in excess of the Percentage Rent theretofore computed and paid by Tenant for such period, Tenant shall also promptly pay to Landlord, as additional rent, Landlord's reasonable expenses actually incurred in said audit in addition to the deficiency. Any information obtained by Landlord as a result of such audit shall be held in strict confidence by Landlord, and Landlord shall not divulge any Gross Sales figures pertaining to the Market, but shall keep the same strictly confidential, except in connection with the judicial enforcement of Landlord's rights under this Lease.

                 4.6 Late Payments: Interest. Any amount (of rent, percentage rent, or other sum) due from Tenant to Landlord which is not paid when due shall bear interest at the rate of three percent (3%) over the "prime rate" (or if nonexistent, the equivalent thereof) as published by the Wall Street Journal, from the date such payment is due until paid.



                                   ARTICLE V

                             TAXES AND ASSESSMENTS

                 5.1 Taxes on Tenant's Business Operations and Personal Property. Tenant shall cause to be paid all sales taxes levied in connection with operatons in the Premises, as well as all taxes against the leasehold held by Tenant, or against its personal property, leasehold improvements, additions, alterations and fixtures on the Premises. If any such taxes are levied against Landlord or the Shopping Center, or if the assessed value of the Shopping Center is increased (whether by special assessment or otherwise) by the inclusion therein of value placed on Tenant's leasehold, personal property, leasehold improvements, additions, alterations and fixtures, and Landlord pays any such taxes, (subject to the provisions of Section 5.5 herein) Tenant, upon demand shall fully reimburse Landlord for the taxes so paid by Landlord or for the proportion of such taxes resulting from such increase in any assessment, as additional rent hereunder.

                 5.2      Taxes and Assessments on Common Area.

                          (a)     Landlord shall pay or cause to be paid prior
to delinquency all taxes and assessments affecting the Common Area.

                          (b)     Subject to the requirements of this Article,
Landlord may include in Common Expenses the amount of any taxes and assessments affecting the Common Area.





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                 5.3      Taxes on the Market.  Tenant shall pay all real
property taxes and assessments (including general and special assessments), hereinafter sometimes jointly called "real estate taxes", which may be levied or assessed by any lawful authority against the Market and the land thereunder.

                          If the Market (and land thereunder) is separately
assessed by the tax assessor, the real estate taxes assessed for such parcel shall be paid prior to delinquency, directly to the taxing authority by Tenant. If the Market is not separately assessed, Landlord shall pay prior to delinquency all real property taxes and general and special assessments levied or assessed upon or against the Market and the land thereunder, and Tenant shall reimburse Landlord for such taxes and assessments as pertain to the Term after the commencement thereof. Landlord shall furnish written evidence of the amount thereof including a copy of the tax bill, and within fifteen (15) days after receipt of such information and bill, Tenant will send its reimbursement to Landlord. Real estate taxes due pursuant to this Section 5.3 may be paid by Tenant in installments as permitted by the taxing authority. In the event that Landlord fails to pay real property taxes due from Landlord on the Shopping Center prior to delinquency, Tenant may at its option, if Tenant reasonably deems it necessary to protect its occupancy and right of possession, make such payments on Landlord's behalf and thereafter deduct the Landlord's portion, but not the Tenant's portion of any such payments made by Tenant from rent due or to become due hereunder. If it is reasonably possible to do so without harm to Tenant's occupancy and right of possession, Tenant shall give Landlord ten (10) days (or such lesser number of days if that is all that is reasonably possible) prior written notice of Tenant's intent to make such payments on Landlord's behalf, and subject to protecting its said interests, Tenant shall allow Landlord to make such payments, provided such payments are made within forty-eight (48) hours of Tenant's delivery of such notice or such greater time as would still ensure Tenant adequate time to fully protect its interests.

                 5.4 Proration and Segregation. Real property taxes and assessments (including special assessments) on the Market and the land thereunder, and real property taxes on the Common Area, for any tax year which commences prior to the Commencement Date or which extends beyond the end of the Term shall be prorated, and Tenant shall pay those pertaining to the period beginning with the Commencement Date and ending on the termination of this Lease. Landlord shall not be required to segregate any real estate tax payments from similar payments made by its other tenants in the Shopping Center, nor shall Landlord be required to pay any interest on same. Tenant's pro rata share shall be apportioned by Landlord according to the apportionment, if any, done by the tax assessor or other governmental entity, and in the absence of such apportionment, according to the total leasable floor area of the Premises as it relates to the total leasable floor area of the buildings located in the Shopping Center. Changes in the square footage of the Premises and/or of the leasable square footage in the Shopping Center occurring during any calendar quarter shall be effective on the first day of the next succeeding calendar quarter, and the amount of any square footage in effect for the whole of any calendar year shall be the average of the total amounts in effect on the first day of each calendar quarter in such calendar year. The amount of any real property taxes and assessments (including special assessments) affecting the Common Area shall be included as a cost of





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common area operation and maintenance as set forth in Article X of this Lease, provided there is no duplication in charges payable by Tenant under this Lease.

                 5.5 Contests. Tenant, at its cost, may contest, object to or oppose (herein "contest") any tax, assessment, imposition or charge of which Tenant is required by this Lease to pay all or a portion, provided that prompt notice of such contest shall be given to Landlord, and provided further that such contest is reasonable in the reasonable judgment of Tenant under the circumstances at the time such contest is to be made. Tenant may, if applicable law requires, make any such contest in Landlord's name as Landlord's agent. Nothing contained in this Lease shall limit Landlord's rights to conduct such contests according to law. Each party agrees to cooperate with the contesting party at no out-of-pocket expense to the noncontesting party in any such contest, and each party will, upon reasonable request of the other, pay-under-protest any tax, assessment, imposition or charge which is the subject of a contest. The expense of the contest shall, as far as possible, be paid from any benefits, if any, received therefrom. The contesting party shall not subject the noncontesting party to any penalty, fine, criminal proceeding, or to imminent danger of final sale or seizure of its interest in the Shopping Center as a result of any such contest. If the payment of the subject taxes is required by law to be made notwithstanding a contest, Tenant shall continue to pay to Landlord its share of all taxes required by this Lease including those that may be the benefits of the contest, after expenses, shall be credited to Tenant.

                 5.6 Forwarding of Bills and Statements. Landlord shall forward to Tenant, upon Landlord's receipt thereof, copies of any and all tax or assessment bills and statements and notices of other communications respecting any real property taxes or assessments which affect, or might affect, the Market, the land thereunder or the Common Area. Landlord shall supply copies of any and all correspondence regarding same to Tenant upon written request by Tenant.

                 5.7 Taxes Not Included. The taxes and assessments which Tenant is obligated to pay pursuant to this Article or which may be included as an item of Common Expense shall not include any of the following:

                          (a)     Any succession or transfer tax levied or
assessed against the Landlord;

                          (b)     Any tax (i) upon or against Landlord's income
or profits, (ii) arising out of Landlord's ownership of any property other than the Market, the land thereunder or Common Area, or (iii) upon any sale, conveyance or encumbrance of the Shopping Center or any portion thereof;

                          (c)     Any franchise, capital stock, excise, social
security, unemployment, sales, use or withholding tax levied or assessed against Landlord; or any other tax, assessment, imposition, levy or charge which has no direct relation to the Market and the land thereunder or the Common Area, levied or assessed against Landlord and not against the Market and the land thereunder or the Common Area which would not become a lien against the Market and the land thereunder or the Common Area except for the failure of Landlord to pay the same;

                          (d)     More than Tenant's Proportionate Share, as
provided herein, of taxes levied against the Common Area.





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                                   ARTICLE VI

                                   INSURANCE

                 6.1 Tenant's Fire and Casualty Insurance. Tenant shall, for the entire Term,. obtain and keep in force a policy or policies of insurance covering loss of or damage to the leasehold improvements on the Premises, as well as all personal property, furniture, fixtures, machinery and equipment on the Premises, in the amount of ninety percent (90%) of the full replacement value thereof, providing protection against perils included within the classification of fire with extended coverage endorsements including vandalism, malicious mischief, sprinkler leakage and earthquake coverage as written in New Mexico. Tenant may include such coverage under its blanket policies of insurance. If Tenant fails to obtain any of the hereinabove required insurance, Landlord shall, after thirty (30) days written notice to Tenant, have the option (but not the obligation) to, obtain said insurance on Tenant's behalf and charge Tenant therefor, and Tenant shall reimburse Landlord the actual cost therefor along with Tenant's next regularly scheduled payment of Minimum Rent.

                 The term "full replacement value" as used herein shall mean the then actual replacement cost. The full replacement value of the leasehold improvements, personal property, furniture, fixtures, machinery and equipment to be insured under this Section shall be determined at the time the policy is initially obtained by a qualified insurance appraiser acceptable in the reasonable judgment of Landlord, which need not be an MAI appraiser. Tenant shall pay the full cost of such appraisal. Not less than once every five (5) years, either Landlord, Landlord's designees or Tenant shall have the right to notify the other parties that it elects to have the full replacement value redetermined. The party requesting the redetermination shall pay the expenses thereof. The redetermination shall be made promptly and in accordance with the foregoing appraisal procedure. The full replacement value under the insurance policy shall then be adjusted according to the redetermination, and Tenant shall pay the full amount of such adjusted premium.

                 6.2 Tenant's Liability Insurance. Tenant shall, for the entire Term, maintain comprehensive general liability insurance against liability for Tenant's operations in the Shopping Center, with limits of liability not less than Two Million Dollars ($2,000,000.00) for personal injury or death, and One Million Dollars ($1,000,000.00) for property damage, naming Landlord as an additional insured. Such insurance shall include contractually assumed liability. Tenant may include such coverage under its blanket policies of insurance. If the limits of such insurance become inadequate due to the changes in the overall price level or the size of claims being experienced, at either's request, Landlord and Tenant agree to negotiate in good faith new limits based on shopping center industry practices. Except for claims arising in connection with the Common Area, such insurance shall be primary and not in excess of or contributory with other insurance carried by other persons.

                 6.3 Disbursement of Proceeds. All insurance policies obtained by Tenant pursuant to Sections 6.1 and 6.2 shall contain an endorsement naming Landlord and any lender of Landlord holding a first lien on the Shopping Center as additional insureds under such insurance (as their respective interests may appear).

Proceeds payable for loss of or damage to Tenant's personal property, furniture, fixtures, machinery and equipment shall be payable directly to Tenant, and neither Landlord nor any lender shall have any claim therefor. All other insurance proceeds payable in respect of any damage or destruction to the Market shall be payable to Landlord to be held in a segregated interest bearing account and disbursed in accordance with Article XIII. Landlord or Tenant, as the case may be, agrees to execute and deliver to the other party such releases, endorsements and other instruments as such other party may reasonably require in order to compromise, adjust or settle any insurance claim which such other party shall be entitled to compromise, adjust or settle pursuant to this Section and to enable such other party to collect such insurance proceeds as are payable in respect of such claim. All amounts collected on any such policy or policies for damage and/or destruction of the Market shall be made available to Landlord, and used for the reconstruction or repair of the Market so damaged or destroyed subject to the terms of Article XIII.

                 6.4      Shopping Center Fire and Casualty Insurance.
Landlord shall, at all times during the Term, maintain, or cause to be maintained, in full force and effect, standard form fire insurance with extended coverage, vandalism and malicious mischief, with construction endorsements when appropriate and sprinkler leakage, written by one or more financially responsible insurance companies covering all buildings and improvements (including Common Area improvements) in the Shopping Center. Such insurance shall be in an amount not less than ninety percent (90%) of the actual replacement cost thereof (excluding in each instance foundation and excavation costs and the cost of underground flues, pipes and drains). Subject to the terms of Article XIII, all amounts collected on any such policy or policies shall be used by Landlord for the reconstruction or repair of the Shopping Center so damaged or destroyed.

                 6.5 Shopping Center Insurance. Landlord shall, from and after the date hereof, carry or cause to be carried comprehensive general liability insurance against all claims and liability arising out of the Shopping Center, including the Common Area, written by one or more financially responsible insurance companies with limits of liability of at least One Million Dollars ($1,000,000.00) for personal injury or death, and Five Hundred Thousand ($500,00.00) for property damage. Such insurance shall include contractually assumed liability. Except for matters arising out of Tenant's operations in the Shopping Center, such policy shall be primary and not in excess of or contributory with other insurance carried by other persons.

                 6.6 Common Area Insurance Expense. If Landlord complies with the foregoing Sections 6.4 and 6.5 as to the Common Area by separate policies of insurance, covering nothing other than the Common Area as required hereby, then the cost of said policies will be a Common Expense. If either the policy of liability insurance or the policy of casualty insurance which covers the Common Area provides other or additional insurance than the Common Area insurance required hereby, then Landlord will obtain from the insurance agent or broker a written apportionment showing the portion of the cost of such policy that provides only the coverage of the Common Area required hereby, and only that portion of such cost will be a Common Expense.

                 6.7 Waiver of Subrogation; Blanket Policies; Certificates; No Cancellation or Reduction Without Notice. Landlord and Tenant each waive, on their behalf and on behalf of their insurance companies, subrogation and right of recovery in favor of the other party and its agents, servants, employees and insurers with respect to perils covered by the policies of casualty insurance required to be carried hereunder. Each party shall cause each casualty insurance policy obtained by it pursuant to this Lease to provide that the insurer waives all rights of recovery by way of subrogation as provided herein. Any insurance required to be carried by Tenant under this Article may be carried under a blanket policy or under policies maintained by Tenant with respect to other premises or property owned or operated by it, its subsidiaries or affiliates provided such policy specifies that the amount of insurance required under this Article will in no way be prejudiced by other losses covered by the policy. Each party, upon request of the other, as much as once per Lease Year, will provide to the other party copies of proper certificates evidencing the coverage required hereunder. All insurance carried by either Landlord or Tenant shall contain a provision that it shall not be canceled or the coverage reduced below the amount required hereunder without at least ten (10) days' notice to the other party. Each insurance policy required pursuant to this Lease shall be with an insurance company authorized to do business in the State of New Mexico and rated not less than Best's Financial Class X and Best's Policyholder rating B+.



                                  ARTICLE VII

                       TENANT ALTERATIONS; TRADE FIXTURES

                 7.1 Right to Make Alterations. Tenant shall not, without first obtaining Landlord's written approval, make (or cause to be made) any structural alterations, additions or improvements to the exterior or interior of the Market. Tenant shall be permitted to make nonstructural changes or improvements to the Premises without first obtaining Landlord's written approval. Any work done by Tenant shall be done in a workmanlike manner without impairing the structural soundness of the Market. All salvage shall belong to Tenant, but all permanent additions to the Market shall become part thereof and shall belong to Landlord upon the termination of this Lease. Landlord shall cooperate, at no cost to Landlord, with Tenant in securing the necessary permits and authority to perform any such work.

                 7.2 Trade Fixtures. Tenant's personal property, signs and trade fixtures in the Premises shall be and remain Tenant's property and may be installed, removed or replaced from time to time, provided that Tenant shall promptly repair any damage to the Market caused thereby.



                                  ARTICLE VIII

                                INDEMNIFICATION

                 8.1 Tenant's Indemnity. Tenant shall, during the Term, indemnify, defend and hold harmless Landlord from any and all actions, claims, demands, penalties or liabilities which result from Tenant's operations in the Shopping Center during the Term, including any liens arising out of work contracted for by Tenant and any claims arising from the breach or default of any obligation imposed on Tenant by this Lease. This indemnification shall include all costs and expenses, and reasonable attorneys', fees, which Landlord may expend in connection with any of the foregoing. However, this shall not require Tenant to indemnify Landlord against matters arising out of the breach of any warranty given by Landlord in this Lease, the breach of any other obligation imposed on Landlord by this Lease or resulting from any negligent act or omission of Landlord or its contractors, agents or employees.

                 8.2 Landlord's Indemnity. Landlord shall indemnify, defend and hold harmless Tenant from any and all actions, claims, demands, penalties or liabilities including any injury to any person or damage to any property in the Shopping Center, or any other claim, liability or expense, arising as the result of any violation of law by Landlord, or arising from the breach or default by Landlord of any obligation imposed on Landlord by Tenant according to the terms of this Lease or any negligence or willful misconduct by Landlord, Landlord's employees, contractors, or agents. This indemnification shall include all costs and expenses, and reasonable attorneys', fees, which Tenant may expend in connection with any of the foregoing. The foregoing notwithstanding, Landlord does not indemnify Tenant against matters arising out of Tenant's operations in the Shopping Center (including, but not by way of limitation, its use of the market building), or resulting from any act or omission of Tenant, or its contractors, agents or employees.



                                   ARTICLE IX

                         USE CONTROLS AND RESTRICTIONS

                 9.1 Use of Market. Tenant shall occupy, use and operate the Market only for any lawful retail use; subject to the limitations that no part of the Premises shall be used for any use which conflicts with any exclusive in effect at the Shopping Center as of the date of this Lease. Said exclusives are set forth in Exhibit "D" to this Lease. Said prohibitions (based on said exclusives) on Tenant's use of the Premises shall continue for the full terms, and also for all renewals, extensions, exercised options (collectively "Renewals") of the respective leases referred to in Exhibit "D" and for the full terms and Renewals of all subsequent leases by Landlord to the same tenants in the Shopping Center. Notwithstanding the foregoing, if Tenant is other than Wild Oats Markets, Inc. and Tenant desires to use the Market for other than a grocery use, Tenant shall give Landlord sixty (60) days prior written notice of such proposed use. Landlord shall then have sixty (60) days to approve or disapprove such proposed use. Landlord's failure to disapprove within said time shall be deemed approval. If Landlord disapproves, Tenant shall have the option of utilizing the Market for a grocery use, complying with the use restrictions in this Lease and continuing this Lease in effect, or Tenant shall have the right to "go dark" as specified hereinbelow. For the purposes hereof, Tenant shall be deemed to be using the Market for a "grocery use" when forty percent (40%) or more of the usable square footage of the Market is used for the retail sale of groceries. Tenant shall exclude from its business the sale of prescription drugs and the sale or rental of audio and video cassettes. Tenant must always operate only accordance with all applicable laws and regulations.

                          Tenant shall have the right to cease continuously
doing business in the Market ("go dark") for a reasonable period of time not to exceed six (6) months, provided that Tenant is diligently making repairs necessitated by material damages, destruction or eminent domain relating directly to the Market. Provided further, that Tenant shall not go dark for said purposes for any period longer than is reasonably necessary. Tenant shall also have the right to go dark regardless of the reason therefor, subject to these conditions: (i) Tenant shall give Landlord notice thereof at least thirty (30) days prior to the date it does dark; (ii) At any time after Tenant goes dark, Landlord may give notice to Tenant that Landlord intends to terminate this Lease six (6) months from the date said notice is served on Tenant; (iii) Tenant shall have the right to resume continuously doing business in the Market during the six (6) months immediately following service of said notice from Landlord which shall have the effect of rendering Landlord's notice to terminate void and having no further cause or effect; (iv) If Tenant fails to resume continuously doing business in the Market during said six (6) months, this Lease will terminate six (6) months from the date the notice referred to in (ii) above is served on Tenant; and (v) If Tenant goes dark (other than to make repairs as stated above) more than once during the initial term and once during each option term, Landlord shall have the absolute right at Landlord's sole option to terminate this Lease upon ten (10) days written notice to Tenant.

                 9.2      Use of Shopping Center.

                          (a)     Tenant shall not itself cause or allow those
under Tenant's control to cause there to be in the Shopping Center any display or sale of merchandise, or any storage or replacement of merchandise, portable signs or other objects outside the defined exterior walls of the Market, except this shall not apply to shopping carts (provided such shopping carts do not interfere with pedestrian or vehicular traffic) or specific promotional displays of limited duration. Neither Tenant nor any person or entity under Tenant's control shall place any property or item of any kind, except shopping carts as specified above, on the sidewalk, without prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

                          (b)     Notwithstanding the foregoing, Tenant shall
have the right to conduct temporary outdoor promotional activities subject to all of these conditions:

                                  (1)      All such activities shall be
confined to the area in front of the Market cross-hatched on the Site Plan attached hereto as Exhibit "A";

                                  (2)      For any and all such activities in
excess of four (4) in any calendar year, the prior written approval of Landlord is required, and same shall not be unreasonably withheld or delayed by Landlord;

                                  (3)      All such activities must be
conducted in a manner which is consistent with the first class character of the Shopping Center; and

                                  (4)      No such activity shall last longer
than fourteen (14) calendar days.

                          (c)     Landlord will designate an employee parking
area for Tenant in the Common Area and both parties agree to use reasonable efforts to cause Tenant's employees in the Shopping Center to park in that area. landlord will not cause the number of parking spaces within three hundred feet (300') of the Market to decrease below 4.5 parking spaces per one thousand (1,000) square feet of rentable space of the market.

                 9.3      Operation in Conformity to Law and Leases; Nuisance.

                          (a)     Landlord agrees that everything done or
installed or constructed by it, or with its consent, to or on the Shopping Center shall conform, and all operations in the Shopping Center shall, to the best of Landlord's ability, conform to every applicable requirement of law or duly constituted authority, including, but not limited to, requirements pertaining to health, welfare or safety of employees or the public.

                          (b)     Landlord shall use its best efforts to cause
every Occupant of the Shopping Center to conduct its activities in conformity with all applicable laws, ordinances, rules and regulations of governmental authority, and in such manner as not to constitute a nuisance or create unreasonable interference with other occupants, including Tenant, and their customers and business invitees.

                          (c)     Landlord shall cause all other leases in the
Shopping Center to contain appropriate provisions enabling Landlord to enforce the requirements of this Article.



                                   ARTICLE X

                                  COMMON AREA

                 10.1 Configuration of Common Area. Landlord shall not, without the prior approval of Tenant, which will not be unreasonably withheld or delayed, make any material change in the location or arrangement of the parking area traffic lanes or driveways in the Shopping Center.

                 10.2     Use of Common Area.

                          (a)     Landlord, in its reasonable discretion, may
use or permit to be used the Common Area for uses in furtherance of the operation of the Shopping Center, including but not limited to the following:

                                  (1)      Parking of motor vehicles, and
pedestrian and vehicular ingress and egress by Tenant and other occupants of the Shopping Center and agents, employees, customers, and other invitees of any of them, to and from buildings, Common Area and adjacent public streets;

                                  (2)      Parking stalls, private streets,
sidewalks, walls, ramps, driveways, lanes, curbs, gutters, traffic control areas, signals, traffic islands, landscaped areas, traffic and parking lighting facilities and pylon signs with appropriate underground electrical connections, and all things incidental thereto;

                                  (3)      Public utility installations serving
buildings or the Common Area which shall, if reasonably possible, be underground.

                                  (4)      Ingress and egress of delivery and
service vehicles to and from the Shopping Center, any portion thereof, adjacent public streets, and the parking of such vehicles only in unloading or truck parking areas to the rear of the Building Area; and

                                  (5)      Delivery of goods, wares,
merchandise and the rendition of services to Tenant and other occupants of the Shopping Center; and

                                  (6)      Perimeter walls and fences shown on
the Site Plan.

                                  (7)      Installation, removal, repair and
maintenance building canopies extending from any Building Area over pedestrian sidewalks and the Common Area not more than ten (10) feet, together with appropriate canopy supports;

                                  (8)      Installation, removal, repair and
maintenance of mail boxes, hose bibs, standpipes, fire hose connections, downspouts, yard or floodlights and subsurface building foundations;

                                  (9)      Construction and use of loading
ramps, docks, trash rooms and trash bins which shall be located in the service area to the rear of and adjacent to the building area; and

                                  (10)     Temporary erection of ladders,
scaffolding and store front barricades during construction, remodeling or repair of buildings and building appurtenances upon the condition, however, that such construction, remodeling or repair is diligently performed and such ladders, scaffolding and barricades thereon are promptly removed.

                          (b)     Tenant shall not place vending machines in
the Common Area, without the prior written consent of Landlord. Tenant shall not use the Common Area for any purpose unless this Lease specifically gives Tenant the right to use the Common Area for that particular purpose. The Common Area shall be used reasonably so as not to interfere with customer parking, or the rights of Tenant and the other tenants in the Shopping Center, except that portion of the Common Area designed for delivery areas shall be used primarily to serve and supply the respective tenants.

                 10.3 Right of Access. Landlord hereby grants to Tenant, for the use and benefit of Tenant's employees, agents, customers and other invitees, a nonexclusive right of access for the duration of, and subject to the provisions of, this Lease, with a right of entry to use the Common Area for the parking of motor vehicles, pedestrian and vehicular ingress and egress, and for the other Common Area uses herein set forth, this right of access to burden the Common Area and the interests of any owner or tenant thereof, and to benefit the Premises, to which it is appurtenant. Landlord covenants that, except for matters beyond Landlord's reasonable control, Tenant at all times shall have unobstructed and adequate means of ingress and egress between each of the entrances to the Premises and a public street or highway. Provided, however, that should it be reasonably necessary (for repairs, maintenance or the like) to temporarily block one of said entrances, Landlord shall have the right to do so (or allow it) if Landlord uses its best reasonable efforts to minimize said blockage. Landlord shall not, without the consent of Tenant, grant or permit the granting of any easement or right of use affecting the Common Area to any person or entity other than owners or tenants of any portion of the Shopping Center and their employees, agents, customers and other invitees. Subject to the other provisions of this Section, Landlord shall not cause or allow interference with access by Tenant's customers to the Market or to the Premises.

                 10.4 Common Area Operation and Maintenance. Landlord shall have the exclusive control and management of areas, equipment and services provided by Landlord for the common or joint use and benefit of the tenants of the Shopping Center. Landlord shall operate and maintain the Common Area and adjoining public parkways in good condition and repair, with adequate lighting, with all paving and surface areas in level and smooth condition, evenly covered with a surfacing material of equal or superior quality to the kind originally installed thereon, with parking areas therein properly designated and painted with directional signs and striping and in a clean condition free from debris and accumulations of trash. Subject to the terms of Article XIII, Landlord shall promptly repair any damage or deterioration to the Common Area. Landlord's obligations hereunder shall include, but not be limited to, the following:

                          (a)     Removal of all papers, debris, dirt and
refuse as often as necessary from the Common Area;

                          (b)     Sweeping of the Common Area by mechanical
sweeper as often as necessary;

                          (c)     Maintenance of all utility systems, lights
and light standards in the Common Area;

                          (d)     Lighting of the Common Area, which shall
include the main lighting of the Common Area, with adequate lighting of the Shopping Center daily during the p.m. hours of darkness until sixty (60) minutes after Tenant closes the Market and security lighting in all other hours of darkness; provided, however, that if the Market is open for business twenty-four hours a day, the lighting of the Common Area shall be extended at Tenant's expense from midnight to daylight (or Tenant shall bear its proportionate share of such expense with other tenants of the Shopping Center also open for business during such hours) and Tenant shall reimburse Landlord therefore promptly upon receipt of notice from Landlord of Tenant's cost; and

                          (e)     Maintenance, care and replacement of all
irrigation systems and of shrubbery and other landscaping upon the Shopping Center and adjoining parkways so that such landscaping is in a thriving condition.

                 10.5     Payment by Tenant of Common Expenses.

                          (a)     Starting with the Commencement Date and
thereafter to the end of the Term, Tenant shall pay Tenant's Proportionate Share (as defined in the next section) of the total cost and expense incurred in operating and maintaining the Common Area, specifically including, without limitation: gardening and landscaping; the cost of public liability insurance for bodily injury and property damage; repairs, line painting; lighting; sanitary control; removal of snow and ice (if any); removal of trash, rubbish, garbage and other refuse; reasonable reserves for non-capital replacements and repairs; maintenance; and the cost of personnel to implement such services, to direct parking and to police the common facilities, real estate taxes and assessments (calculated pursuant to Article V) thereon for the Common Area. The costs of which Tenant is obligated to pay Tenant's Proportionate Share are referred to in this Lease as "Common Expenses," and for the purpose of computing the amounts owing Landlord from Tenant under this Article, all expenses shall be prorated as of the Commencement Date and at the end of the Term. Common Expenses shall not include the cost of maintaining or operating any area for trash storage or truck parking or unloading unless Tenant shares the use of such area with other occupants of the Shopping Center. Common Expenses shall not include amounts expended for (i) any capital improvements made to the Common Area, as opposed to maintenance, or (ii) any charge for depreciation, interest or amortization.

                          (b)     Common Expenses shall not include Landlord's
expenses for office overhead, professional or bookkeeping services, salaries of clerical and administrative personnel, nor for equipment or property not used in connection with the maintenance or repairs of the Common Area. However, Landlord may charge, as a Common Expense, an administrative fee which shall not exceed five percent (5%) of Common Expenses. Administrative fees shall only be payable with respect to actual expenditures for the operation and maintenance of the Common Area and shall not be payable with respect to fees or other amounts (however denominated) payable to third parties with whom Landlord may contract for the supervision or management of the Common Area.

                          (c)     Tenant shall pay to Landlord monthly an
amount, as reasonably estimated by Landlord, equal to one-twelfth of Tenant's Proportionate Share of the Common Expenses, which Landlord shall hold in an impound account until they are expended for Common Expenses. Landlord shall, within ninety (90) days after the end of each calendar year, submit to Tenant a written statement itemizing the actual Common Expenses for the year, and with it Landlord shall pay to Tenant the amount, if any, by which Tenant's Proportionate Share of the actual Common Expenses is less than the aggregate amount of the payments theretofore made by Tenant for the said year. The statement shall contain a complete itemization of every item of cost or expense incurred by Landlord for the operation and maintenance of the Common Area for the year and shall summarize the totals of all such costs and expenses. Within sixty (60) days after receipt of such statement, Tenant shall pay to Landlord the amount, if any, by which Tenant's Proportionate Share of the actual Common Expense exceeds the aggregate amount of the payments theretofore made by Tenant for the year. Tenant may object to any cost or expense shown on such statement. Such objection must be made in writing within sixty (60) days after receipt of the statement, setting forth in reasonable detail the grounds for Tenant's objection. If Tenant so objects, Tenant shall pay within sixty (60) day period any amounts due from Tenant, for the costs and expenses to which Tenant does not object, and Tenant may, but shall not be obligated to, pay for the costs and expenses to which Tenant objects, which payment shall be deemed to be under protest. Landlord and Tenant shall cooperate reasonably in settling any dispute relating to Common Expenses with thirty (30) days from Landlord's receipt of Tenant's written objection. Upon the final determination of such dispute, Landlord or Tenant, as the case may be, will then promptly make any additional payment owing to the other party.

                          (d)     Landlord shall keep accurate books and
records covering all Common Expenses, in accordance with generally accepted accounting principles, consistently applied, which books and records shall be kept at Landlord's business office as identified in Section XVIII of this Lease for at least two and one-half (2 1/2) years after the end of the year to which they apply, and Tenant may at Tenant's expense, up to two (2) years after receiving any such statement, inspect or audit Landlord's books and records at Landlord's business office (or if Landlord's business office is outside the State of New Mexico, Landlord shall make such books and records available to Tenant at the Premises) to verify the propriety of any charge.

                 10.6 Tenant's Proportionate Share. Tenant's Proportionate Share shall be a fraction (which may be expressed as a percentage), the numerator of which shall be the Floor Area of the Market and the denominator of which shall be the total Floor Area of all buildings shown on the Site Plan, plus the Floor Area of additional buildings and expansions of buildings, if any, that may hereafter be constructed in the Shopping Center. In the event any building in the Shopping Center shall be destroyed, in whole or in part, and immediately prior to its destruction, the Floor Area of said building had been included in said denominator figure, and such building is not reconstructed, the denominator of the fraction shall be reduced by the Floor Area (or portion thereof) of the destroyed building.

                          For the purpose of this Article, "Floor Area" means
the total floor area of a building; provided, however, that Floor Area shall not include any mechanical penthouse, truck or unloading area, mezzanine area not used for retail sales, the upper level of any double deck storage area, trash area or sidewalk area.


                                   ARTICLE XI

                                PUBLIC UTILITIES

                 Tenant shall pay for all public utilities, including gas, water, electricity, sewer, telephone or other communication services, furnished to the Market during the Term.


                                  ARTICLE XII

                   MAINTENANCE OF MARKET AND SHOPPING CENTER

                 12.1 Tenant's Maintenance of Market. Tenant shall, during the Term, maintain, make all necessary repairs to, and keep the interior nonstructural portions of the Market, the loading dock adjacent to the Market, and all windows and doors of the Market in good condition and repair, ordinary wear and tear excepted, including mechanical equipment, electrical equipment and systems, heating, ventilation, air conditioning, ("HVAC"), cooling equipment, store front and plate glass and as to all of the above, Tenant shall promptly remove, to the extent reasonably practicable, all surface water, snow, dirt and debris, but Tenant shall not be obligated to replace such HVAC equipment. (Landlord shall replace the HVAC equipment when needed.)

                 12.2 Landlord's Maintenance of Market. Landlord shall cause the following to be performed as to the Market and Premises: all structural maintenance, including the roof and exterior walls of the Market, and maintenance of sidewalk curbing and of all utilities located outside the Premises. In the event that Landlord fails to perform maintenance which is reasonably necessary to preserve the safety or appearance of the Market, and Tenant gives written notice of such failure to Landlord, reasonably identifying what actions should be taken, Tenant shall have the right to perform such maintenance of the Market or Premises, but only as follows: (i) Tenant may commence to perform such maintenance only if forty-five (45) days have passed since Landlord's receipt of said written notice and Landlord has failed within said forty-five (45) day period to commence and in good faith to diligently continue to perform such maintenance; (ii) Notwithstanding that Tenant has commenced to perform such maintenance Landlord may at any time take over the management and control of such maintenance upon reasonable notice to Tenant, provided Landlord diligently prosecutes same to completion; and (iii) Tenant shall have the right to deduct from rent its actual out of pocket expenses for performing said maintenance in accordance with the Section 12.2, provided however, that said deduction shall not exceed two (2) months of Minimum Rent, and that Tenant shall not invoke this remedy more than once per Lease year.

                 12.3 Maintenance of Shopping Center. Landlord will cause the Shopping Center (other than the Market) to be maintained, or will cause other tenants to maintain their portion of the Shopping Center, in a safe, clean and attractive condition, suitable and appropriate for a retail shopping center, and at least reasonably comparable to the condition of the Market. Such maintenance shall include, but not be limited to, sweeping and pickup of paper and debris as necessary, repairs of all wear and tear, and repainting or restaining all painted or stained exterior surfaces of the buildings in the Shopping Center at least once during each seven-year period commencing as of the Commencement Date, or sooner if reasonably necessary to maintain the first class nature of the Shopping Center.

                 12.4 Self-Help by Tenant. Tenant may, in its reasonable discretion in an emergency, but shall have no obligation to, perform repairs or maintenance on the Market, Common Area or installations therein, or on utility installations serving the Market or Common Area that would otherwise be Landlord's obligation hereunder, without notice or with only such notice as is practical, and shall as soon as practicable thereafter notify Landlord as to the nature of the emergency and the extent of such repairs and maintenance. Landlord shall, upon demand, reimburse Tenant for Tenant's reasonable expenses in respect of any such repairs or maintenance for common area only, with interest after thirty (30) days from said demand. Tenant's rights hereunder are in addition to its rights under Article XVII.

                 12.5 Landlord's Entry. Upon reasonable, prior written notice delivered to Tenant, Landlord may enter the Market to inspect the same or to perform Landlord's maintenance and repairs, provided, however, that such entry shall not unnecessarily interfere with Tenant's use of the Premises nor the conducting of business thereon. Except in emergencies, such entry shall be during business hours after Tenant has received such notice and has approved the time and method of such entry.


                                  ARTICLE XIII

                          CASUALTY AND RECONSTRUCTION

                 13.1 Damage to Market. If, during the Term, the Market is damaged by a casualty, such as fire, earthquake or unusual weather or an event causing sudden damage (in this Article collectively a "Casualty"), the following shall apply. For the purpose of this Article, "Proceeds", are any proceeds of casualty insurance Landlord or Tenant is required hereby to carry or damages recoverable from a third party which are received or receivable by Landlord or Tenant as a result of the occurrence on account of the damage, less actual, out-of-pocket costs of collection.

                          (a)     If the Market is damaged by a Casualty, which
is a risk covered by casualty insurance that either Landlord or Tenant is required hereby to carry, and the Proceeds are available to Landlord, Landlord shall promptly commence and prosecute with diligence reconstruction of the Market to a condition substantially equivalent to its condition immediately before the Casualty, and Landlord shall receive all Proceeds. Landlord shall use its best efforts to complete such reconstruction as soon as possible after the casualty, but in no event later than one hundred (180) days after the casualty.

                          (b)     Notwithstanding the foregoing, if, during the
last year of the initial Term or during the last year of any optional extension period, the Market is damaged by a Casualty but the reconstruction costs exceed thirty percent (30%) of the total cost immediately prior to the casualty of replacing the Market as it was constructed, Tenant or Landlord may elect to terminate this Lease as of the date of such damage and Landlord shall receive all Proceeds, provided that Tenant shall receive all proceeds paid for its personal property, equipment, fixtures and leasehold improvements.

                 13.2 Damage to Common Area or Other Buildings. If any building or Common Area in the Shopping Center is damaged as the result of any Casualty, and if this Lease is not terminated, Landlord shall promptly, at no expense to Tenant, do or cause to be done the reconstruction of the Common Area and the reconstruction of every damaged building to a condition substantially equivalent to its condition immediately before the Casualty. If Landlord is not obligated to and does not elect to reconstruct, Landlord may clear the debris off the area, following which Landlord shall either cause the site to be reconstructed as fully improved Common Area or maintained in a neat, clean and attractively landscaped condition. Nothing in this Paragraph shall be deemed or construed to limit Landlord's obligation to insure as required under Article VI of this Lease. If Landlord does not complete the reconstruction of the common area parking within three hundred feet (300') of the Market within one hundred twenty (120) days, or the reconstruction or clearing of the common area within twelve (12) months, Tenant shall have the right to terminate if the respective failure by Landlord causes a material decrease in Tenant's Gross Sales.

                 13.3 Further Limitations on Reconstruction. Landlord need not reconstruct the Market following either a Casualty or any event causing substantial damage to the Common Area or the other buildings in the Shopping Center and may elect to terminate this Lease if required governmental permits or approvals for the reconstruction of the Market, the Common Area or the other buildings in the Shopping Center cannot be obtained within three (3) months after the Casualty or event through no fault of Landlord, provided Landlord uses its best reasonable efforts and all due diligence to promptly apply for and obtain same. If Landlord terminates this Lease pursuant to this Section 13.3, Landlord shall receive all Proceeds, except that Tenant shall receive all proceeds paid for Tenant's personal property, fixtures, equipment and leasehold improvements.

                 13.4 Abatement of Rental. If by a casualty (i) any portion of the Common Area is damaged so as to impair or eliminate access to, or parking for, the Market or (ii) any portion of the Market is damaged, and as a result of such damage Tenant's operations in the Market are interfered with to the extent that Gross Sales decrease by seven percent (7%) or more as a result thereof for a period of five (5) days or more, Tenant's obligations to pay rent, real property taxes and assessments and its Proportionate Share of Common Expenses shall abate in a just proportion to the duration and extent of such interference with Tenant's operations in the Market, and such abatement shall continue until the earlier of the time the reconstruction required by this Lease is completed or this Lease terminates.

                 13.5     Right to Terminate After Destruction.
Notwithstanding anything to the contrary in this Article XIII, if there is destruction to the Shopping Center and other improvements in the Shopping Center that exceeds twenty- five percent (25%) of the then replacement value of the Shopping Center and other improvements from a risk not covered by the insurance that Landlord and/or Tenant are required by this Lease to maintain, Landlord can elect to terminate this Lease whether or not the Market is destroyed as long as Landlord terminates the leases of all tenants in the Shopping Center. Notwithstanding anything in this Lease to the contrary, Landlord shall not have the duty to repair or reconstruct if there is destruction to the Shopping Center and other improvements that exceeds thirty percent (30%) of the then replacement value of the Shopping Center and other improvements during the last year of the initial Term or during the last year of any option Term. Notwithstanding anything to the contrary in this Article XIII, if there is destruction to the Market that exceeds thirty percent (30%) of the then replacement value of the Market from a risk not covered by the insurance that Landlord and/or Tenant are required by this Lease to maintain, either Landlord or Tenant can elect to terminate this Lease.

                                  ARTICLE XIV

                     CONDEMNATION; EXERCISE OF POLICE POWER

                 14.1 Effect of Condemnation. If, after the date hereof all or any portion of the Premises shall be taken by eminent domain, or substantially interfered with by governmental action (herein collectively called a "Taking"), the following shall be applicable:

                 14.2 Taking of Entire Market or Common Area. If either the entire Market or the entire Common Area, shall be taken, this Lease shall terminate as of the Taking. Landlord shall thereupon repay to Tenant (subject to deduction for all charges then currently due Landlord under the terms of this Lease) all monies held by Landlord as unearned rents and reimburse Tenant for any unused portion of additional rent paid by Tenant hereunder.

                 14.3 Taking of Part of Market or Common Area. If part, but not all, of the Market, shall be taken by condemnation, Tenant may elect to terminate this Lease as of the Taking, if, in Tenant's reasonable judgment, after such Taking the remaining portion of the Market, as constructed or reconstructed, will be unsuitable for the conduct of Tenant's business. Tenant may elect to terminate this Lease as of the Taking if (i) one-fourth (1/4) or more of the Common Area shall be taken, (ii) the Common Area or any parking area thereon is partially taken in such a manner that ingress to or egress from or parking within three hundred feet (300') of the Market or by Tenant's customers or delivery trucks is prevented or substantially hindered, (iii) any street access to the Shopping Center is taken in such a manner that ingress to or egress from the Market by Tenant's customers or delivery trucks is prevented or substantially hindered, or (iv) if all or any part to the extent of one-third (1/3) or more of the other buildings in the Shopping Center shall be taken by condemnation or otherwise and devoted to public use, and in Tenant's reasonable judgment the remaining buildings and Common Area are not a viable retail shopping center. If Tenant does not terminate this Lease pursuant to this provision, then the Minimum Rent payable hereunder shall be reduced by the proportion that the square footage of the portion of the Market taken bears to the Market's total square footage and Tenant's share of Common Expenses as shall be just and equitable under the circumstances. With respect to any partial condemnation of the market or Common Area as to which this Lease is not terminated as provided in this Article, if there results any change of or damage to the remainder of the Market, other buildings in the Shopping Center or the Common Area, the parties hereto shall make any condemnation award for reconstruction available to pay the costs of any reconstruction. If amounts awarded to Landlord as compensation for any taking are adequate to pay the entire cost of such repair, restoration or reconstruction, Landlord shall promptly commence and prosecute with diligence reconstruction of the Market, the Common Area and every other damaged building in the Shopping Center to as reasonably of like quality and character as existed prior to the Taking (and Minimum Rent shall equitably abate during the restoration period). However, Tenant may retain and need not make available for reconstruction any amounts awarded to Tenant as compensation for the Taking of any personal property, fixtures, equipment or unamortized leasehold improvements (which Landlord shall not be obligated to reconstruct) owned by Tenant, or for the expense of removing or altering the same.

                 14.4 Time of Notice. If Tenant elects to terminate as a result of a Taking, it shall so notify Landlord within sixty (60) days after the Taking or lose such right to terminate. For purposes of this Article, the date of a Taking means the date of entry into possession by, or the vesting of title in, the condemning or governmental authority, whichever is earlier, provided, however, that Landlord notifies Tenant of such date.

                 14.5 Distribution of Award. Each party shall be entitled to prosecute its claims in any condemnation proceeding and, subject to any reconstruction requirement, to retain any award made to it in such proceeding from the condemnor, subject to the terms hereof. Tenant shall have the right to claim and recover from the condemnor such compensation as may be separately awarded Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be fair rental for the Market. No award for any partial or total Taking of the Shopping Center shall be apportioned and Tenant assigns to Landlord any award which may be made and all rights of Tenant therein, except as may be separately awarded and recovered by Tenant from the condemnor.



                                   ARTICLE XV

                             ASSIGNMENT; SUBLETTING

                 15.1 Landlord's Consent. Tenant may assign this Lease or sublet the Premises or any portion thereof without first obtaining the consent of Landlord provided that such assignee or subtenant occupies, uses and operates the Market for a grocery use as defined in Section 9.1 hereof. If Tenant proposes an assignee or subtenant who desires to use the Market for other than a grocery use, the Landlord shall have the right of approval as specified in the first paragraph of Section 9.1 (relative to Tenant's desire to use the Market for other than a grocery use). Provided, however, that if Landlord does not consent to Tenant's proposed assignee or subtenant (which proposed assignee or subtenant was ready, willing and able to conduct a non-grocery lawful retail use in the Market) Tenant shall then have the right to go dark (per Section 9.1), except that the following shall also apply:
After going dark, Tenant may again request that the Landlord approve other assignee(s) or subtenant(s) who are ready, willing and able to use the Market for a non-grocery lawful retail use. If Tenant in writing requests Landlord to approve two (2) such other (ready, willing and able) assignees or subtenants, and Landlord approves neither of them, this Lease will terminate sixty (60) days after Landlord's receipt of the second written request as to the potential assignee(s) and/or subtenant(s). Tenant may submit said written requests separately or together. Notwithstanding anything to the contrary in this Lease, as to any and all subleases, Wild Oats Markets, Inc. shall continue to be primarily liable to Landlord for all monetary and non-monetary obligations under this Lease for the Term (as defined in Section 1.9) of this Lease. Notwithstanding anything herein to the contrary, this Lease may be assigned or re-assigned to Wild Oats Markets, Inc., its successor in interest, or to its subsidiary (an "Affiliated Transaction") without Landlord's consent.

                          If Tenant desires at any time to assign this Lease or
sublet the Premises or any portion thereof, it shall, at least sixty (60) days prior to the proposed commencement of the proposed assignment or sublease, notify Landlord of its desire to do so and shall submit in writing to Landlord
(i) the name of the proposed
assignee or subtenant; (ii) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; and (iii) the last published certified financial statement (or other evidence of net worth) of the prospective assignee or subtenant.

                          Should Landlord consent to any such assignment or
subletting, such consent shall not constitute a waiver of any of the restrictions of this Article, except as otherwise provided herein, and the same shall apply to each successive transfer, assignment or subletting hereunder, if any.

                          In the event of an assignment of this Lease, Tenant
shall be released from all liability accruing under this Lease from and after the date which is five (5) years following the date of such assignment; provided, however, such release shall not apply following an assignment which is an Affiliated Transaction.

                          Any consideration paid to Tenant by any subtenant or
assignee (excepting, in the case of an assignment, any consideration paid for trade fixtures and personal property paid for by Tenant and Tenant's goodwill), no matter what the form of such consideration, shall be paid entirely to Landlord as additional rent to the extent such consideration exceeds, in the event of an assignment, Tenant's rental obligations hereunder, and in the event of a sublease, the percentage of Tenant's rental obligations hereunder equal to the percentage of the Premises being subleased.

                 15.2 Encumbrances of Leasehold Interest. Tenant may, after obtaining Landlord's written consent, which shall not be unreasonably withheld, mortgage, pledge, convey a security interest in, or otherwise encumber Tenant's leasehold. In such event, provided Tenant first gives Landlord written notice of such encumbrancer, Landlord agrees to send copies of all notices of default hereunder to such encumbrancer, and to permit such encumbrancer a reasonable time to cure all defaults hereunder.



                                  ARTICLE XVI

                               DEFAULT OF TENANT

                 16.1 Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

                          (a)     Non-curable defaults:

                                  (1)      Any involuntary transfer of Tenant's
interest in this Lease or except as otherwise allowed by this Lease, any voluntary transfer of Tenant's interest in this Lease, without Owner's prior written consent, subject to Tenant's rights to assign or sublease according to
Article XV hereof.

                                  (2)      If the leasehold interest of Tenant
is levied upon execution or is attached by process of law and said levy or attachment is not promptly released.

                                  (3)      If Tenant makes or has made or
furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease or any assignment of this Lease or subletting of all or part of the Premises which is or was false or misleading in any material respect, and Tenant knew or with the exercise of reasonable care should have known was false or misleading when made or furnished.

                          (b)     Curable defaults:

                                  (1)      The failure by Tenant to make any
payment of Minimum Rent, Percentage Rent, additional rent or any other payment required to be made by Tenant hereunder within fifteen (15) days of Landlord's written notice that the same is past due. If Tenant does not fully cure such default within said fifteen (15) days after Tenant has been given said notice, this Lease shall be terminable at Landlord's option.

                                  (2)      The failure by Tenant to observe or
perform any non-monetary covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than the aforementioned non-curable defaults. If Tenant does not fully cure any such non-monetary default within thirty (30) days after Tenant has been given notice of such default, this Lease shall be terminable at Landlord's option. Provided, however, if any such non-monetary default cannot reasonably be cured within said thirty (30) days (the "Cure Period"), Tenant shall not be in default of this Lease if Tenant commences to cure the default within the Cure Period and diligently and in good faith continues to cure the default until completion, and neither Landlord nor any lessee in the Shopping Center other than Tenant suffers any damage, inconvenience or loss of revenue due to Tenant's failure to completely cure said default within said Cure Period.

                 16.2 Remedies. In addition to all other rights or remedies it might have, in the event of any non-curable default or if a curable default is not fully cured within the cure period designated for such default, Landlord shall have the right to terminate this Lease pursuant to Subsection 16.2(1) hereinbelow or, without terminating this Lease, to terminate Tenant's right to possession of the Premises pursuant to Subsection 16.2(2). Landlord's right to terminate this Lease shall be exercised by a written notice of termination, given in accordance with Article XVIII, "Service of Notice," hereof, which notice shall terminate this Lease and Tenant's right to Possession of the Premises thirty (30) days after the date on which it is deemed given under said Article. If Landlord has rightfully terminated Tenant's right to possession of the Premises pursuant to Subsection 16.2(2) hereof, neither the taking of possession of same by landlord in order to perform acts of maintenance or preservation or to relet or attempt to relet the Premises, not the changing of the locks on the door(s) to the Premises and the locking of same, nor the appointment of a receiver in order to protect Landlord's interests under this Lease, shall be deemed a termination of this Lease unless the Lease has been terminated as provided above. The notification provided in this Lease for curable defaults shall be in lieu of, and not in addition to, any notice required by New Mexico law, provided, however, that Tenant's cure period is not decreased thereby.

                 16.3     If Landlord Terminates the Lease:

                          If Landlord terminates this Lease, Tenant shall
thereafter have no further right to occupy the Premises, and Landlord may recover the following from Tenant:

                          (a)     the worth at the time of payment (whether
pursuant to a judgment or a mutually agreed upon settlement) of the rent which was due, owing and unpaid by Tenant to Landlord at the time of termination; plus

                          (b)     the worth at the time of such payment of the
amount by which the unpaid rent which would have come due after termination until the time of such payment exceeds the amount of rental loss that Tenant proves could have been reasonably avoided during such period; plus

                          (c)     any deficiency between the rent reserved
and/or covenanted to be paid under this Lease, and the next amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term of this Lease. Such damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month(s) shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent months by similar proceedings; provided, however, that Tenant shall not be liable for the amount of rental loss that Tenant proves could have been reasonably avoided, nor shall Landlord be entitled to any double recovery from Tenant; plus

                          (d)     all other amounts necessary to compensate
Landlord for all of the detriment caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things are likely to result therefrom, including, but not limited to, any attorneys' fees, brokers, commissions or finders, fees (not only in connection with the reletting of the Premises, but also that portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to that portion of the Lease term which is unexpired as of the date on which this Lease is terminated), any costs for repairs, clean-up, removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required (under this Lease) to remove but does not remove, and any other reasonable costs and expenses incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises; and

                          (e)     at Landlord's election, such other amounts in
lieu of the foregoing as may be permitted from time to time by applicable New Mexico law.

                 All computations of the worth at the time of payment of amounts recoverable by Landlord under sub-paragraphs (a) and (b) hereof shall be computed by allowing interest at the rate of twelve percent (12%) per annum (or such lower rate, if any, as is the maximum permitted under applicable usury laws) from the date of termination until payment, in addition to any interest and late charges which have accumulated pursuant to this Lease from the date such payment is due until the date of termination.

                 16.4 If Landlord Terminates Tenant's Right to Possession, But Does Not Terminate the Lease:

                          Notwithstanding Landlord's right to terminate this
Lease pursuant to Subsection 16.2(1), Landlord may, at its option, in addition to enforcing any of its other rights and remedies under this Lease, resort to any and all legal or equitable remedies or combination of remedies which Landlord may desire to assert, including, but not limited to, one or more of the following: (a) sue for the rent due as specified in subparagraphs (a),
(b), and (c) of Subsection 16.2(1), (b) sue for any damages sustained by Landlord as a result of Tenant's default, and (c) continue this Lease in effect and relet the Premises, as hereinafter more specifically described. Notwithstanding anything in this Lease to the contrary, in no event shall Landlord be entitled to any double recovery from Tenant. If Landlord terminates Tenant's right to possession of the Premises pursuant to this Subsection 16.2(2) but does not terminate the Lease, Tenant shall thereafter have no further right to occupy the Premises (regardless of whether or not Tenant cures any or all previous defaults) unless Landlord first consents (by notifying Tenant of such consent in accordance with Article XVIII hereof) to such re-occupancy by Tenant; in any event, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all reasonable costs, including attorneys', fees and receivers' fees, incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interests under this Lease. No re-entry or taking possession of the Premises by Landlord pursuant to Subsection 16.2(3) or this Subsection 16.2(2) shall be construed as an election to terminate this Lease unless the Lease is terminated by Landlord as provided in the first paragraph of this Section 16.2 or it is decreed by a court of competent jurisdiction that Landlord has terminated this Lease. Notwithstanding any reletting by Landlord without a termination of this Lease, Landlord may at any time after such reletting elect to terminate this Lease by notifying Tenant as provided in the first paragraph of this Section 16.2. Upon and after entry into possession of the Premises without termination of this Lease, Landlord may, and shall use reasonable efforts and reasonable due diligence to relet the Premises or any part thereof for the account of Tenant to any person, firm, partnership, corporation or other business entity other than Tenant for such rent, for such time and upon such terms as Landlord, in Landlord's sole reasonable discretion, shall determine. Landlord shall not unreasonably refuse to accept any substitute tenant offered by Tenant. Landlord shall use its best reasonable efforts to mitigate Tenant's damages hereunder. In any such case, Landlord may remove and repair any damage caused by such removal and store or dispose of any of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove, and Landlord may also make repairs, renovations, alterations and/or additions to the Premises to the extent reasonably deemed by Landlord necessary or desirable in connection with any such attempt to relet. If Landlord is able to relet the Premises for Tenant's account (i.e., without terminating this Lease) during any remaining portion of the term of this Lease and if the consideration collected by Landlord from any such reletting is not sufficient to pay monthly the full amount of the rent payable by Tenant under this Lease, together with any attorneys' fees, brokers' commissions (or finders' fees), any costs for repairs, and any other reasonable expenses incurred by Landlord in regaining possession of and reletting the Premises, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand. Any rentals received by Landlord from any such reletting shall be applied as follows: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of regaining possession of and reletting the Premises; third, to the payment of the costs of any such repairs to the Premises; fourth, to the payment of rent due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied as payment of future rent as the same may become due and payable under this Lease.

                 16.5 Vacation of Premises. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession of the Premises, with or without a termination of this Lease, Tenant shall immediately vacate the Premises and deliver possession thereof to Landlord. If the Premises are abandoned by Tenant (that is, Tenant vacates the Premises and fails to pay rent beyond the applicable cure period) or if Landlord or any of its agents acts pursuant to a court order, then Landlord or any of its agents shall have the right, upon prior written notice, with or without terminating this Lease, to re-enter the Premises, remove any persons therefrom, remove any or all of Tenant's trade fixtures, equipment, furniture and other personal property (herein collectively referred to as "property") from the Premises, and change the locks on the door(s) to the Premises and lock same, all without being deemed in any manner liable for trespass, eviction or forcible entry or detainer, or conversion of property, and without relinquishing any right given to Landlord in this Lease or by operation of law. If Landlord re-enters the Premises in such a situation, all property removed from the Premises by Landlord or any of its agents (regardless of whether or not claimed by Landlord pursuant to its landlord's lien rights) may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Before retaking any such property from storage, Tenant shall pay to Landlord, upon demand, (i) all reasonable expenses incurred in such removal and all storage charges against such property, and (ii) if such property is being held by Landlord pursuant to its landlord's lien rights, all rent which is then due and unpaid. Any such property of Tenant (other than that being held by Landlord pursuant to its landlord's lien rights) which is not so retaken from storage by Tenant within thirty (30) days (or such longer period, if any, as is specifically required by applicable New Mexico law) after notice is given to Tenant (as provided in Article XVIII hereof) that such property has been removed from the Premises, shall be deemed abandoned to Landlord, and thus may be retained or disposed of by Landlord, at its sole discretion, without Landlord being obligated to give any further notification whatsoever to Tenant with respect to such property. Any such property of Tenant being held by Landlord pursuant to its Landlord's lien rights which is not retaken by Tenant as provided above within twenty (20) days (or such longer period, if any, as is provided by the Landlord's lien laws of the state of New Mexico) after notice is given to Tenant (as provided in Article XVIII hereof) that such property has been removed from the Premises, may be retained or disposed of by Landlord pursuant to such Landlord's lien laws. Notwithstanding anything contained in this Lease to the contrary, Tenant is given the right to create purchase money liens on any equipment installed in the Premises, and in such event such lien shall constitute a lien prior to any Landlords lien provided by state statute, if any.

                 16.6 Injunction. If either Landlord or Tenant violates any of the terms or provisions of this Lease or defaults in any of their obligations hereunder, other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

                 16.7 Surrender of Premises. No agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. Neither the reference in this Lease to any particular remedy nor the pursuit of any particular remedy shall preclude Landlord from any other remedy Landlord might have, either at law or in equity.

                                 ARTICLE XVI I

                              DEFAULT OF LANDLORD

                 17.1     Events of Default.  The following are defaults by
Landlord:

                          (a)     Landlord's failure, when required hereunder,
to pay any sum that Landlord is required to pay or provide under this Lease if such failure continues for fifteen (15) days after written notice of such failure from Tenant to Landlord; or

                          (b)     Landlord's failure, when required hereunder,
to perform any other obligation of Landlord if such failure continues for thirty (30) days after written notice from Tenant to Landlord of such failure, provided that if such failure cannot reasonably be cured by the end of such thirty (30) day period, Landlord shall not be in default if Landlord commences reasonable efforts to cure such failure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                 17.2 Tenant's Remedies. If Landlord is in default, Tenant shall have the right to all remedies provided by law and equity or elsewhere in this Lease, including the right to injunctive or specific performance, or to terminate this Lease where such remedy is specifically provided in this Lease. Interest shall accrue after default on amounts owed by Landlord to Tenant as specified in Section 21.9. This Section 17.2 is in addition to, and does not limit Tenant's remedy as specified in Section 12.2.



                                 ARTICLE XVIII

                               SERVICE OF NOTICE


                 18.1 Manner of Service and Addresses. All notices, rental agreements, approvals, consents or demands (herein collectively "Notice"), which either party desires to serve upon the other pursuant to this Lease must be in writing and, shall be deemed served if enclosed in a sealed envelope and delivered or mailed as provided herein to the specified address(es). Notices shall be addressed to Landlord at:

                          Pacific Mutual Life Insurance Company
                          700 Newport Center Drive
                          Newport Beach, California  92660
                          Attention:  Real Estate Investment, REO-3500

                 Notices shall be addressed to Tenant at:

                          Wild Oats Markets, Inc.
                          1668 Valtec Lane
                          Boulder, Colorado  80301
                          Attention: E. Cook

                 Any mailed Notice shall be deposited in the United states Post Office, postage prepaid, registered or certified, return receipt requested. A Notice shall be effective upon delivery to all addresses designated by a





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party for the receipt of Notices.  Either party may change any of the foregoing addresses by a Notice of such change to the other party.

                 18.2 Landlord's Agent. If Landlord ever consists of more than one person or entity, they shall at all times appoint a common agent to receive Notices and rent payments, and who has authority to bind Landlord in all matters in connection with this Lease, and Landlord shall give Tenant Notice of such agent and of any change in such agent. Tenant shall not be required to recognize or deal with any person representing Landlord except such agent. If Landlord fails to appoint a common agent, Tenant may, at its option, send Notices to, make rent payments to and deal with the last-appointed agent, or, if it is unknown or unavailable, any party constituting Landlord, and all persons or entities constituting Landlord shall be bound by the actions of the person with whom Tenant deals.

                 18.3 Notice to Landlord's Lender. Whenever Tenant serves notice of default on Landlord, written notice shall also be served upon any mortgagee or beneficiary under a recorded mortgage or deed of trust creating a first lien against Landlord's interest in the Shopping Center which has theretofore given Tenant notice of the address to which Tenant's notices of default are to be sent.



                                  ARTICLE XIX

                    AUTHORITY; OUIET ENJOYMENT; ENCUMBRANCES

                 19.1 Ouiet Enjoyment. Landlord warrants to Tenant that this instrument, when executed and delivered, will constitute a binding obligation of Landlord, enforceable in accordance with its terms; that the execution and delivery of this instrument and performance of all of its terms will not conflict with or result in a breach of any law or ordinance, regulation, order, writ, injunction or decree, or of any agreement binding on Landlord; and that no consent by any court, governmental instrumentality or any other party is required for the execution and delivery of this instrument by Landlord, or for its performance by Landlord. Landlord hereby warrants that it is vested fee simple owner of record of the Shopping Center. Landlord warrants that it will put Tenant into complete and exclusive possession of the Market, and into possession of the Common Area in common with the rights of other tenants, free from any agreement, easement, restriction, ordinance, zoning law or other law which would prevent or interfere with the operation of the Shopping Center or the Market. Landlord further warrants that if Tenant shall pay all rental and other sums as provided herein to be paid by Tenant and perform all the covenants of the Lease to be performed by Tenant, then Tenant shall, during the Term hereof, freely, peaceably and quietly occupy and enjoy the full possession of the Premises, together with all appurtenances and all other rights and privileges herein granted, without hindrance or interruption by Landlord or any other person(s) lawfully or equitably claiming by through or under the Landlord.

                 19.2 Lease to be Prior to any Encumbrance. The estate of Tenant created hereby shall have priority over any lien, encumbrance or other interest now existing or hereafter created or imposed, upon or against Landlord's interest in the Premises. However, upon the request of Landlord, this Lease shall be subordinate to the lien of any existing or subsequently created bona fide first mortgage or deed of trust (collectively the





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
"encumbrance") placed upon the Premises or any part thereof, so long as Landlord and lender provide Tenant with a nondisturbance agreement reasonably satisfactory to Tenant in recordable form, binding the lender, Landlord and their Successors and assigns, which agreement shall provide that as long as tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance shall affect Tenant's rights under this Lease including its rights of Quiet Enjoyment. The provisions of this Lease relating to insurance proceeds, rebuilding after casualty, and condemnation, shall prevail. over any conflicting provisions in the encumbrance. Notwithstanding the foregoing:

                          (a)     The holder of such encumbrance ("Holder")
shall have the prior right to all insurance proceeds which relate to the Market (the "Market Insurance Proceeds") if the Holder agrees to use all of said Market Insurance Proceeds to rebuild the Market, and does rebuild the Market; or (in the alternative, at the Holder's option)

                          (b)     The Holder shall have the prior right to the
Market Insurance Proceeds and may apply same according to the Holder's loan documents if:

                                  (1)      There then exists a material default
under the encumbrance, note or other evidence of debt secured by the encumbrance; or

                                  (2)      Tenant fails to give the Holder
reasonably adequate written assurance (within twenty (20) business days of Holder's written request therefore) that Tenant will not terminate this Lease based upon the casualty or other event giving rise to the payment of the Market Insurance Proceeds by the insurer(s), if the Market is repaired or rebuilt to the condition it was in prior to said casualty or other event.



                                   ARTICLE XX

                        TRANSFER OF LANDLORD'S INTEREST

                 In the event of any transfer(s) of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any covenant of quiet enjoyment and any other obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee, provided, however, that such transferee, upon written request from Tenant, acknowledges its obligations under this Lease to Tenant in a written notice.



                                  ARTICLE XXI

                                    GENERAL

                 21.1 Rights Cumulative. Each and all of the rights, powers, options and remedies of Landlord and Tenant contained herein shall be cumulative and not exclusive.

                 21.2 Delay Not Waiver. Any delay of Landlord or Tenant in enforcing any right or remedy shall not waive, affect, diminish, suspend or exhaust any right or remedy. No act or omission, or series of acts or omissions, by either party as to any failure of the other to fully perform this Lease shall be deemed to be a waiver by





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such party of the right at all times thereafter to insist upon full and complete performance in accordance with this Lease.

                 21.3 Modifications Only by Writing. None of the provisions of this Lease shall be changed or waived except by a written instrument executed by the party(ies) to be bound.

                 21.4 Successors and Assigns; Covenants Running With the Land. Subject to the prohibitions herein on assignment or transfer, each of the covenants and conditions hereof shall inure to the benefit of and shall bind (as the case may be) each of the successors and assigns of the respective parties hereto, and any reference herein to Landlord or Tenant shall include their respective successors and assigns. All of the agreements of this Lease shall be covenants with the land, burdening and benefiting Landlord's and Tenant's respective interests.

                 21.5 Captions. The captions of Articles and Sections of this Lease, and the Table of Contents, are for convenience only and do not limit or amplify the covenants and conditions of this Lease.

                 21.6 Construction of Language of Lease; Governing Law. This Lease shall be construed according to its fair meaning, and not strictly for or against Landlord or Tenant. This Lease shall be governed by, and construed in accordance with, the laws of the state of New Mexico.

                 21.7 Estoppel Certificate. Each party shall, upon written request from the other party, execute to the requesting party a written statement certifying, to the best of its knowledge, whether or not this Lease is modified and whether or not this Lease is in full force and effect (or, if there have been modifications, stating those modifications), the date to which rental and any other charges have been paid and whether or not, to its knowledge, either party has failed to perform an obligation under this Lease, and if so, the nature of the failure. Such a statement may be relied upon by a party or any transferee, mortgagee, or encumbrancer. A statement hereunder may be requested by either party from the other at any time and from time to time.

                 21.8 Parties' Obligations. Whenever in this Lease a provision required that a certain performance be made by a party hereto, such performance shall be deemed to be at the cost of the obligated party (subject to any agreements it may have with other persons) and at no cost or expense of the other party, unless a provision for reimbursement is provided for specifically.

                 21.9 Interest. Any amount owing from one party to the other pursuant to this Lease which is stated to be paid with interest shall, unless otherwise specified, bear interest at twelve percent (12%) per annum, but not exceeding the maximum rate or amount of interest permitted by law.

                 21.10 Entire Agreement. This instrument reflects and merges all of the prior agreements and negotiations of the parties hereto, and contains their entire agreement.

                 21.11 Time of Essence; Extensions. Time is of the essence of this instrument, although any period of time herein may be extended in the event the parties so agree in writing.

                 21.12 Other Documents. Each party shall furnish to the other party, upon request, such other documents as may be reasonably required in order to carry out the provisions of this Lease.





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
                 21.13 Exhibits. The Exhibits herein referred to are attached and made a part hereof as if fully set forth.

                 21.14 Force Majeure. If either party except as otherwise herein specifically provided, shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article shall not operate to excuse Tenant from the prompt payment of fixed minimum rent, percentage rent, additional rent or any other payments required by the terms of this Lease.

                 21.15 Authority. All persons executing this Lease represent and warrant that they have full power and authority to do so on behalf of their respective party.

                 21.16 Exclusive. As part of the consideration for Tenant's entry into this Lease, Landlord agrees and covenants that it will not (in Landlord's Shopping Center) lease for the purpose of nor allow the operation of, a retail or wholesale supermarket, meat market, grocery market, vegetable produce market, dairy store, bowling alley or any store whose primary business is selling groceries. Notwithstanding the foregoing, Tenant's exclusive right to operate as a supermarket and the agreements and covenants of Landlord contained in this Section 21.16 shall be effective only so long as Tenant operates a supermarket in the Market. The term "supermarket" shall mean that 40% or more of the usable square footage of the Market is used for the retail sale of groceries. If Tenant ceases to operate as a supermarket in the Market, said exclusive right and the agreements and covenants of Landlord contained in this Section 21.16 shall not be effective. Provided, however, that in no event shall this Section be construed to prohibit any existing tenant situated in the Shopping Center from handling and selling any of the items that their respective leases allowed them to handle and sell as of the Commencement Date of this Lease.

                 21.17 Refurbishment Allowance. Tenant shall be entitled to a one-time tenant refurbishment allowance (the "Allowance") in the amount of Thirty-Five Thousand Dollars ($35,000.00) for the costs relating to the (i) the refurbishment or improvement of the Premises; (ii) outside signage at the Premises; (iii) conversion of the existing refrigerant of the freezers or coolers located at the Premises to a less environmentally hazardous refrigerant; (iv) preventative maintenance or maintenance of the HVAC system within the Premises; or (v) energy saving measures at the Premises (collectively, the "Work"). The Allowance shall be disbursed to Tenant monthly (but not to exceed the total of Thirty-Five Thousand Dollars ($35,000.00)), for Tenant's costs in connection with the Work, including design and permitting costs associated therewith, and shall be disbursed within thirty (30) days following the latest to occur of (a) completion of the Work, (b) Tenant's delivery to Landlord of properly executed mechanics' lien releases with respect to the Work (if applicable), and (c) Tenant's submission to Landlord of invoices from Tenant's contractor and subcontractors evidencing such costs.





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                 IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereinabove set forth.





PACIFIC MUTUAL LIFE INSURANCE              WILD OATS MARKETS, INC.,
COMPANY, a California corporation          a Delaware corporation





By:  C. S. Dillion                         By:  M. C. Gilliland
     ------------------------------             --------------------------------

Title:   AVP                               Title:  President
       ----------------------------                -----------------------------

By:  Debra Cunningham                      By:
     ------------------------------             --------------------------------

Title:   Assistant Secretary               Title:
       ----------------------------               ------------------------------





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